SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

UTEK Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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UTEK CORPORATION

202 South Wheeler Street

Plant City, Florida 33563

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on             , 2005, at 9:00 a.m., local time, at                                                  . You will be asked to consider and vote upon the following proposals:

•	to elect eight directors;

•	to amend the Company’s Amended and Restated Employee Stock Option Plan;

•	to approve an amendment to the Certificate of Incorporation to effect up to a three-for-one stock split of the common stock of the Company;

•	to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 19 million shares to 30 million shares; and

•	to approve the selection of Pender Newkirk & Company as our independent auditors for 2005.

We will also review our past performance and answer your questions. You may vote by written proxy or by written ballot at the meeting. We look forward to seeing you, and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

CLIFFORD M. GROSS, Ph.D.
Chairman and Chief Executive Officer

Plant City, Florida

April     , 2005

Notice of Annual Meeting of Stockholders	1
Proxy Statement	2
Proposal 1: Election of Directors	6
Proposal 2: Approval to Amend the Company’s Amended and Restated Employee Stock Option Plan	14
Proposal 3: Approval of an amendment to the Certificate of Incorporation to effect up to a three-for-one stock split of the common stock of the Company	19
Proposal 4: Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 19 million shares to 30 million shares	21
Proposal 5: Ratification of Selection of Independent Public Accountants	21
Other Business	24
2006 Annual Meeting of Stockholders	24
Exhibit A	A-1
Exhibit B	B-1
Exhibit C	C-1

UTEK CORPORATION

202 South Wheeler Street

Plant City, Florida 33563

(813) 754-4330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of UTEK Corporation:

The 2005 Annual Meeting of Stockholders of UTEK Corporation (the “Company”) will be held at                                                   on May     , 2005, at 9:30 a.m., local time, for the following purposes:

1.	To elect eight (8) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2.	To approve certain amendments to the Company’s Amended and Restated Employee Stock Option Plan;

3.	To approve the issuance of Company common stock at a discount to the market price in accordance with the terms of Rule 713 of the American Stock Exchange Company Guide;

4.	To approve an amendment to the Certificate of Incorporation to effect up to a three-for-one stock split of the common stock of the Company;

5.	To ratify the selection of Pender Newkirk & Company to serve as independent public accountants for the Company for the year ending December 31, 2005; and

6.	To transact such other business as may properly come before the meeting.

You have the right to receive notice and to vote at the annual meeting if you were a stockholder of record at the close of business on April 12, 2005. Whether or not you expect to be present in person at the annual meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

CAROLE R. WRIGHT
Corporate Secretary

Plant City, Florida

April     , 2005

This is an important annual meeting. To ensure proper representation at the annual meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the annual meeting, you still may attend the meeting and vote your shares in person.

UTEK CORPORATION

202 South Wheeler Street

Plant City, Florida 33563

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of UTEK Corporation (the “Company” or “UTEK”) for use at the Company’s 2005 Annual Meeting of Stockholders (the “Meeting”) to be held on             , 2005, at 9:00 a.m., local time, at                                               and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about April     , 2005.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the executed proxy card, the shares covered by the proxy card will be voted for the election of the nominees as directors and for the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Corporate Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If a broker, bank, or other institution or nominee holds your shares for your account (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.	To elect eight (8) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2.	To approve certain amendments to the Company’s Amended and Restated Employee Stock Option Plan;

3.	To approve an amendment to the Certificate of Incorporation to effect up to a three-for-one stock split of the common stock of the Company;

4.	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 19 million shares to 30 million shares;

5.	To ratify the selection of Pender Newkirk & Company to serve as independent public accountants for the Company for the year ending December 31, 2005; and

6.	To transact such other business as may properly come before the Meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on April 12, 2005 (the “Record Date”). On April 12, 2005, there were 7,347,668 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. If a quorum is not present at the Meeting, or if a quorum is present but there are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s). An abstention from the vote on an adjournment will have the same effect as a vote against the adjournment proposal. Broker non-votes will be treated as not present and not entitled to vote with respect to an adjournment proposal and will have no effect on the outcome of an adjournment proposal.

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the eight (8) nominees as directors. This means that the eight (8) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

The proposal to amend the Company’s Certificate of Incorporation in order to (i) effect up to a three-for-one stock split and (ii) increase the number of authorized shares of common stock from 19 million shares to 30 million shares require the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting is required to:

•	approve the amendments to the Amended and Restated Employee Stock Option Plan; and

•	ratify the selection of the Company’s independent accountants for the fiscal year ending December 31, 2005.

An abstention from voting on these proposals will have the effect of a negative vote with respect to these proposals. Broker non-votes will be treated as not present and not entitled to vote with respect to these proposals and will have no effect on the outcome of the vote on these proposals.

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefore).

Voting and Revocation of Proxies

If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to the Company’s Corporate Secretary, by a later dated proxy signed and returned by mail or by attending the Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information as of April 5, 2005, with respect to the beneficial ownership of the common stock by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (ii) each of the Company’s executive officers and directors and (iii) all of the Company’s executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage Beneficially Owned
Interested Directors:
Clifford M. Gross	1,957,954	(2)	27%
Sam Reiber	97,050	(3)	1.3
Arthur Chapnik	12,500		*
Independent Directors:
Stuart Brooks	31,250	(4)	*
Kwabena Gyimah-Brempong	29,000	(5)	*
Holly Callen Hamilton	6,250	(6)
John Micek III	53,750	(7)	*
Keith A. Witter	6,250	(8)	*
Executive Officers:
Carole R. Wright	16,500	(9)
Douglas Schaedler	15,000	(10)
All directors and executive officers as a group	2,507,807		34.1%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o UTEK Corporation, 202 South Wheeler Street, Plant City, Florida 33563.

(2)	1,947,254 shares of common stock are held by Clifford M. Gross and his wife, Elissa-Beth Gross, jointly by the entireties. 10,700 of those shares are held by Dr. and Mrs. Gross as custodians for their minor children under the Uniform Gifts to Minors Act.

(3)	Includes 85,500 shares of common stock issuable upon the exercise of options held by Mr. Reiber; 3,050 shares of common stock held in the name of Linsky & Reiber; and 500 shares held by the Moses Reiber Trust. Mr. Reiber is a partner of Linsky & Reiber, a law firm in Tampa, Florida, and a co-trustee of the Moses Reiber Trust.

(4)	Includes 18,750 shares of common stock issuable upon exercise of options held by Dr. Brooks.

(5)	Includes 1,500 shares of common stock held by Dr. Gyimah-Brempong and his wife and 15,000 shares of common stock issuable upon exercise of options held by Dr. Gyimah-Brempong.

(6)	Includes 6,250 shares of common stock issuable upon exercise of options held by Ms. Callen Hamilton.

(7)	Includes 26,250 shares of common stock issuable upon exercise of options held by Mr. Micek and 19,500 shares held by Silicon Prairie Partners, LP. Mr. Micek is the managing director of Silicon Prairie Partners, LP.

(8)	Includes 6,250 shares of common stock issuable upon exercise of options held by Mr. Witter.

(9)	Includes 14,000 shares of common stock held in the name of Myers & Wright, P.A., an accounting firm of which Ms. Wright is a partner; and 2,500 shares of common stock issuable upon the exercise of options held by Ms. Wright.

(10)	Includes 15,000 shares of common stock issuable upon exercise of options held by Mr. Schaedler.

Dollar Range of Securities Beneficially Owned By Directors

Set forth below is the dollar range of equity securities beneficially owned by each director of the Company as of April 5, 2005.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Clifford M. Gross	Over $100,000
Sam Reiber	Over $100,000
Arthur Chapnik	Over $100,000
Independent Directors:
Stuart M. Brooks	Over $100,000
Kwabena Gyimah-Brempong	Over $100,000
Holly Callen Hamilton	$50,001 -$100,000
John C. Micek III	Over $100,000
Keith A. Witter	$50,001-$100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

(3)	The dollar range of equity securities owned by each director in the Company is based on the closing price of the Company’s common stock $15.45 per share on April 5, 2005 on the American Stock Exchange.

PROPOSAL 1: ELECTION OF DIRECTORS

As permitted by the Company’s bylaws, the board of directors has adopted a resolution setting the number of directors at eight (8) unless otherwise designated by the board of directors. Directors are elected for a term of one year expiring at the following annual meeting of stockholders. Directors serve until their successors are elected and qualified.

The current directors, Clifford M. Gross, Sam Reiber, Stuart M. Brooks, Kwabena Gyimah-Brempong, Arthur Chapnik, Holly Callen Hamilton, John Micek III, and Keith A. Witter have been nominated for election for a one-year term expiring in 2006. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the eight (8) nominees as directors. This means that the eight (8) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF THE NOMINEES AS NAMED IN

THIS PROXY STATEMENT.

Information about the Nominees

Certain information with respect to each of the eight nominees for election at the Meeting is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company.

In addition, the nominees for election as directors of the Company have been divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Moreover, the board of directors has determined that Stuart M. Brooks, Kwabena Gyimah-Brempong, Holly Callen Hamilton, John Micek III and Keith A. Witter are “independent directors” within the meaning of Section 121(A) of the American Stock Exchange Company Guide.

Nominees

Interested Directors

Clifford M. Gross, Ph.D., 47, has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors since 1997. Dr. Gross received his Ph.D. from New York University in 1981, and from 1982 to 1984 Dr. Gross served as the Acting Director of the Graduate Program in Ergonomics and Biomechanics at New York University. From 1984 to 1985, Dr. Gross served as the Chairman of the Department of Biomechanics at New York Institute of Technology. In 1985, Dr. Gross founded and served as Chief Executive Officer of the Biomechanics Corp. of America until 1995. From 1996 to 1997, Dr. Gross served as a research professor and Director of the Center for Product Ergonomics at the

University of South Florida. Dr. Gross holds 18 patents and has authored numerous publications. Dr. Gross is an interested director because he is the Chief Executive Officer of the Company and owns, controls, or holds, directly or indirectly, more than 5% of the Company’s common stock. Dr. Gross’ father-in-law, Arthur Chapnik, is also a director of the Company.

Sam Reiber, J.D., 58, has served as the Company’s Vice President since December 2000 and has served as the Company’s General Counsel since 1997 and as a director since May 1998. Mr. Reiber is a founding partner of Linsky & Reiber, a law firm located in Tampa, Florida. Mr. Reiber has conducted a diversified practice of law in Tampa for 25 years. He received a Bachelor’s degree in economics from the University of Minnesota in 1969 and a Juris Doctor from the William Mitchell College of Law in 1974. Mr. Reiber is an interested director because he is the Vice President and the General Counsel of the Company.

Arthur Chapnik, 65, has served as a director since May 1998. Mr. Chapnik is also the President of Harrison McJade & Co., Ltd., an apparel design and marketing company. Mr. Chapnik served as President of Samsung USA’s women’s apparel division from 1988 to 1990. Mr. Chapnik is an interested director because he is Dr. Gross’ father-in-law.

Independent Directors

Stuart M. Brooks, M.D., 69, has served as a director since May 1998 and also serves as the Director of the Company’s Scientific Advisory Board. He is a Professor of Medicine and Public Health and Director of the NIOSH Educational and Research Center at the University of South Florida.

Kwabena Gyimah-Brempong, Ph.D., 54, has served as a director since May 1998. Between May 1998 and December 1998, Dr. Gyimah-Brempong served as the Director of University Partnerships and was responsible for helping University Partnerships build relationships with American universities. Since 1994, Dr. Gyimah-Brempong has been a Professor of Economics at the University of South Florida School of Business. Dr. Gyimah-Brempong is currently economics program director at the National Science Foundation. Dr. Gyimah-Brempong has served as a consultant to many international organizations, including the United Nations’ Economic Commission for Africa, Stockholm International Peace Research Institute, and African Capacity Building Foundation.

Holly Callen Hamilton, 56, has served as a director since September 2004 and is the founder and President of Callen & Associates Financial Services, Inc., an investment firm specializing in the areas of venture capital, private placement offerings, retirement planning and charitable giving. Prior to founding Callen & Associates, Ms. Callen Hamilton was affiliated with Paine Webber from 1981 to 1983, where she was tax planning and insurance products coordinator. From 1991 to 1996, Ms. Callen Hamilton was the Director of Development and Fundraising for the University of Minnesota Women’s Athletic Department. Ms. Callen Hamilton has a B.S. from Indiana University and an M.A. from the University of Illinois.

John Micek III, J.D., 52, has served as a director of the Company since June 2001. Since 2000, he has been a managing director of Silicon Prairie Partners, LP, a venture fund. Since September 1998, Mr. Micek has also served as President of JAL Enterprises (formerly Universal Assurors, Inc.), a member company of Universal Group, Inc., a Midwest group of insurance companies. From July 1997 to July 1998, he served as Chief Operating Officer for Protozoa, Inc. in San Francisco, California. From April 1994 to February 1997, Mr. Micek was General Counsel for Enova Systems, Inc. in San Francisco, California. He also serves as a director of Armanino Foods of Distinction, Inc. He received a Bachelor of Arts degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979.

Keith A. Witter, J.D., 57, has served as a director of the Company since April 2003. Since 1982, Mr. Witter has been the President of FFP Investment Advisors, Inc., a financial services company. Mr. Witter is an attorney specializing in business, estate, and financial planning. From 1975 to 1980, he served as partner at the Dunlap Law Office in Rochester, Minnesota. From 1973 to 1975, he worked as an accountant after receiving his undergraduate degree at Gustavus Adolphus College in Business

Administration and his law degree from the University of Minnesota. Mr. Witter serves as a director of Voice and Wireless Corporation.

Meetings of the Board of Directors and Committees

The Company’s board of directors has established an audit committee and a compensation committee. During 2004, the board of directors held eight board meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and applicable committee meetings on which each director served. The Company requires each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders. Each of the directors was present at the Company’s 2004 Annual Meeting of Stockholders.

Audit Committee

The audit committee operates pursuant to a charter approved by the board of directors. The charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the board of directors in fulfilling its oversight responsibilities for the Company’s accounting and reporting processes and the audits of the Company’s financial statements through oversight and monitoring. The audit committee met six times during 2004. The audit committee is presently composed of three persons, including John Micek III, Kwabena Gyimah-Brempong and Keith Witter, all of whom are considered independent under the rules promulgated by the American Stock Exchange. The board of directors has determined that John Micek III is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities and Exchange Act of 1934.

Budget Committee

The budget committee is responsible for reviewing the budget of the Company. The budget committee is presently composed of Holly Callen Hamilton, Keith Witter and Kwabena Gyimah-Brempong. The budget committee met one time during 2004.

Compensation Committee

The compensation committee reviews and approves annual salaries and bonuses for all officers, reviews, approves and recommends to the board of directors the terms and conditions of any employee benefit plans or changes thereto, administers the Company’s stock option plans and carries out the responsibilities required by the rules of the SEC. The compensation committee is presently composed of three persons, Stuart Brooks, Holly Callen Hamilton and Keith Witter, all of whom are considered independent under the rules promulgated by the American Stock Exchange. The compensation committee met two times during 2004.

Nominating Committee

The Company does not have a nominating committee. A majority of the Company’s independent directors, in accordance with the rules promulgated by the American Stock Exchange, recommends candidates for election as directors. The Company does not currently have a written policy with regard to the nomination process or stockholder recommendations. The absence of such a policy does not mean, however, that a stockholder recommendation would not have been considered had one been received.

In evaluating director nominees, the Company’s independent directors consider the following factors:

•	the appropriate size and composition of the Company’s board of directors;

•	whether the person is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills, and experience of nominees in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the board of directors;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.

The board of directors’ goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the independent directors of the board of directors may also consider such other factors as they may deem to be in the best interests of the Company and its stockholders. The board of directors also believes it is appropriate for certain key members of the Company’s management to participate as members of the board of directors.

The independent directors of the board of directors identify nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service or if the independent directors or the board of directors decides not to re-nominate a member for re-election, the independent directors will identify the desired skills and experience of a new nominee in light of the criteria above. The entire board of directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to the Company’s board of directors, c/o Corporate Secretary, 202 South Wheeler Street, Plant City, Florida 33563. All stockholder communications received by our Corporate Secretary in this manner will be delivered to one or more members of the board of directors.

Code of Ethics

Each executive officer, director and employee of the Company is subject to the Company’s Code of Ethics, a copy of which is available on the Company’s website at www.utekcorp.com.

Officers

The following information, as of April 5, 2005, pertains to the Company’s executive officers who are not directors of the Company.

Carole R. Wright, C.P.A., age 43, has served as the Company’s Secretary and Treasurer since June 1999 and as the Company’s Chief Financial Officer since March 2003. Ms. Wright also served as Chief Financial Officer of the Company from June 1999 until February 2001. Ms. Wright is also a partner of Myers, & Wright, P.A., conducting a diversified accounting practice in Tampa, Florida for over 15 years. She received her Bachelor of Science degree in accounting from the University of Tampa.

Douglas Schaedler, CFA, age 32, was appointed as the Company’s Vice President on March 15, 2004 and on July 9, 2004 was appointed as the Company’s Chief Operating Officer and Chief Compliance Officer. Prior to joining UTEK, Mr. Schaedler served as a Principal at Praxis Capital Ventures, LP, a private equity firm providing growth capital to emerging companies. Previously, he was the Director of Corporate and Strategic Development at Verticalnet, Inc., a provider of supply management solutions to companies and was a founder of BuyersUnite, an innovative purchasing aggregation firm. Mr. Schaedler received a B.A. from Tufts University and an M.B.A. from the University of Chicago, Graduate School of Business. He is a Chartered Financial Analyst.

Compensation of Executive Officers and Directors

Compensation Table. The following table sets forth compensation that the Company paid during the year ended December 31, 2004 to all the directors and the three highest paid executive officers of the Company (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Name and Position	Aggregate Compensation from the Company(1)(2)	Securities Underlying Options(3)	Pension or Retirement Benefits Accrued as Part of Company Expenses	Directors Fees Paid by the Company
Interested Directors:
Clifford M. Gross Chairman and Chief Executive Officer	$343,750	—	$9,000	$—
Sam Reiber Vice President and General Counsel	38,998	10,000	1,002	—
Arthur Chapnik Director	—	—	—	5,000
Independent Directors:
Stuart M. Brooks Director	—	—	—	5,000
Kwabena Gyimah-Brempong Director	—	—	—	15,000
John Micek III Director	—	—	—	20,000
Holly Callen Hamilton Director	—	25,000	—	1,667
Keith A. Witter Director	—	—	—	17,000
Executive Officers:
Carole R. Wright Chief Financial Officer, Treasurer and Corporate Secretary	72,000	10,000	2,202	—
Douglas Schaedler Chief Operating Officer and Chief Compliance Officer	119,175	30,000	3,251	—

(1)	The amounts included herein include salary and bonus.

(2)	There were no perquisites paid by the Company in excess of the lesser of 50,000 or 10% of the Compensated Person’s total and salary and bonus for the year.

(3)	See also “Stock Option Awards” detailed below.

Compensation of Non-Officer Directors

Each non-officer director receives an annual retainer of $5,000 for serving as a director. Non-officer directors also receive $10,000 for serving on the audit committee and $2,000 for serving on the budget and compensation committees. Non-officer directors are also eligible for stock option awards under the Company’s Amended and Restated Non-Qualified Stock Option Plan.

Stock Option Awards

The following tables set forth the details relating to option grants in 2004 to Compensated Persons under the Company’s stock option plans, and the potential realizable value of each grant, as prescribed to be calculated by the SEC. See “Stock Option Plans.”

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

Option Grants During 2004

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted in 2004(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation Over 5-Year Term (3)
					5%	10%
Interested Directors:
Clifford M. Gross	—	—%	—	—	—	—
Sam Reiber	10,000	8.6%	$14.50	08/03/09	12,501	15,003
Arthur Chapnik	—	—	—	—	—	—
Independent Directors:
Stuart Brooks	—	—	—	—	—	—
John Micek III	—	—	—	—	—	—
Kwabena Gyimah-Brempong	—	—	—	—	—	—
Keith A. Witter	—	—	—	—	—	—
Holly Callen Hamilton	25,000	21.6%	$15.01	09/08/09	31,253	37,507
Executive Officers:
Carole R. Wright	10,000	8.6%	14.50	08/03/09	12,501	15,003
Douglas Schaedler	30,000	25.8%	$15.57	06/25/09	37,504	45,008

(1)	All options granted to officers and directors in 2004 vest equally over three years beginning on the date of grant, with full vesting occurring on the third anniversary of the date of grant.

(2)	In 2004, the Company granted options to purchase a total of 116,000 shares.

(3)	Potential realizable value is calculated on 2004 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the SEC. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

Option Exercises and Year-End Option Values

The following table sets forth the details of option exercises by Compensated Persons during 2004 and the values of those unexercised options at December 31, 2004.

The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act of 1940.

			Number of Securities Underlying Unexercised Options			Value of Unexercised In- the-Money Options(2)
Name	Shares Acquired Upon Exercise	Value Realized(1)	Exercisable		Unexercisable	Exercisable	Unexercisable
Interested Directors:
Clifford M. Gross	—	—	100,000	(3)	—	835,086	—
Sam Reiber	7,000	$67,375	85,500		7,500	306,956	3,381
Arthur Chapnik	—	—	—		6,250	—	49,068
Independent Directors:
Stuart Brooks	—	—	18,750		6,250	147,204	49,068
John Micek III	—	—	26,250		13,750	209,530	109,754
Kwabena Gyimah-Brempong	3,750	$30,898	15,000		6,250	117,763	49,068
Keith A. Witter	—	—	12,500		12,500	99,511	89,511
Executive Officers:
Carole R. Wright	15,000	$133,628	2,500		7,600	1,127	3,381
Douglas Schaedler	—	—	7,500		23,500	—	—

(1)	Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.

(2)	Value of unexercised options is calculated as the closing market price of 14.99 on December 31, 2004, net of the option exercise price, but before any tax liabilities or transaction costs. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2004.

(3)	On February 22, 2005, Dr. Gross exercised all such options and immediately sold all shares of common stock issuable upon the exercise of such options pursuant to a trading plan adopted by Dr. Gross on November 2, 2004.

Stock Option Plans

The Company has two stock option plans: the UTEK Corporation Amended and Restated Employee Stock Option Plan originally adopted in 1999 (the “1999 Plan”) and the Amended and Restated Non-Qualified Stock Option Plan of UTEK Corporation originally adopted in 2000 (the “2000 Plan”). The stockholders of the Company approved amendments increasing the number of shares available for issuance upon the exercise of options under each plan at the 2004 Annual Meeting of Stockholders which was held on June 25, 2004.

The purpose of the 1999 Plan is to enable the Company to compete successfully in attracting, motivating and retaining employees with outstanding abilities. The 1999 Plan is administered by the Compensation Committee.

Under the 1999 Plan, the Company is authorized to issue options to purchase up to 685,000 shares of the Company’s common stock. All officers and other salaried employees who are regularly employed by the Company are eligible to participate in the 1999 Plan. The Company may grant both incentive stock options within the meaning of Section 422 of the Internal Revenue Code and stock options that do not qualify for incentive treatment under the Internal Revenue Code.

The exercise price of each incentive stock option under the plan will be determined by the Compensation Committee, but will not be less than 100% of the current market value of the common stock on the date of grant (or 110% in the case of an employee who at the time owns more than 10% of the total combined voting power of all classes of capital stock). The non-qualified option exercise price will be determined by the Compensation Committee, but will not be less than 100% of the current market value of the common stock on the date of grant.

Under the 2000 Plan, the Company is authorized to issue options to purchase up to 315,000 shares of the Company’s common stock. All officers and other salaried employees of the Company are eligible to participate in the 2000 Plan. In addition, non-officer directors are eligible to participate in the 2000 Plan in accordance with the provisions of the Investment Company Act of 1940.

The Company may grant under the 2000 Plan only stock options that do not qualify for incentive treatment under Section 422 of the Internal Revenue Code. The exercise price for the 2000 Plan options will be determined by the Compensation Committee, but will not be less than 100% of the current market value of the common stock on the date of grant.

Any non-officer director that is elected or appointed to the Company’s board of directors will receive options to purchase 25,000 shares of common stock upon his or her election or appointment, with options to purchase 6,250 shares of common stock vested at the time of grant and an option to purchase an additional 6,250 shares of common stock vesting on each anniversary of the grant for three consecutive years.

Employment Agreements

On September 1, 2004, the Company entered into a three-year employment agreement, effective September 1, 2004, with the Company’s Chairman and Chief Executive Officer, Dr. Clifford M. Gross. Under the terms of the employment agreement, Dr. Gross will receive an annual base salary of $300,000. In addition to his base salary, Dr. Gross will receive a reasonable allowance for an automobile for the duration of the employment agreement.

The employment agreement provides that if (i) Dr. Gross is terminated or requested or forced to resign during the term of the employment agreement, (ii) the employment agreement is not renewed at the end of its term by either party or (iii) Dr. Gross is terminated by the Company for cause or (iv) the Company shall terminate Dr. Gross’s employment in any way that is a breach of the employment agreement, then Dr. Gross shall receive a severance payment equal to the number of years Dr. Gross has worked for the Company times $50,000 per year, “grossed-up” to cover any tax liability on such severance payment. In addition, all stock options held by Dr. Gross accelerate and become immediately vested, and the Company will be obligated to file a registration statement with the Securities and Exchange Commission to register any unregistered securities of the Company held by Dr. Gross.

The employment agreement also provides that in the event of a “change of control,” Dr. Gross will be entitled to receive a one-time bonus equal to twice his annual salary, “grossed-up” to cover any tax liability on such bonus. In addition, all stock options held by Dr. Gross accelerate and become immediately vested upon a change of control, and the Company will be obligated to file a registration statement with the Securities and Exchange Commission to register any unregistered securities of the Company held by Dr. Gross. A “change of control” occurs as defined in the employment agreement when: (i) a person or group becomes the beneficial owner of more than 30% of the Company’s outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; (iii) the Company consummates a merger in which it is not the surviving entity; or (iv) substantially all of the Company’s assets are sold or the Company’s stockholders approve the dissolution or liquidation of the Company.

Finally, the employment agreement obligates the Company to nominate Dr. Gross to serve as Chairman of the Company’s Board of Directors during the term of the employment agreement.

On March 8, 2005, the Company entered into a one year employment agreement, effective March 8, 2005, with the Company’s Chief Operating Officer and Chief Compliance Officer, Douglas Schaedler. Under the terms of the employment agreement, Mr. Schaedler will receive an annual salary of $150,000. In addition to his base salary, Mr. Schaedler will receive: (i) a commission of 3% on strategic alliance sales;

(ii) a cash bonus of $25,000 if certain performance targets are met; (iii) a matching contribution of up to 3% of Mr. Schaedler’s salary for participation in the Company’s retirement plan; and (iv) options to purchase 30,000 shares of the Company’s common stock if certain performance targets are met. These options as well as options to purchase an additional 30,000 shares of the Company’s common stock previously issued to Mr. Schaedler will vest immediately upon a change of control of the Company.

Either party may terminate the employment agreement for any reason by giving the other party 90 days written notice. The Company may also terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Schaedler is terminated for any reason or terminates his employment, he will only be entitled to receive payment from the Company for services he performed under the employment agreement prior to such termination date.

In consideration of the benefits provided under the employment agreement, Mr. Schaedler has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

Key Man Life Insurance

The Company has obtained “key man” life insurance policies in the amount of $500,000 on each of Clifford M. Gross and Douglas Schaedler. During 2004, the Company paid $850 in premiums on the policy for Dr. Gross and $850 in premiums on the policy for Mr. Schaedler, which is not considered compensation to Dr. Gross or Mr. Schaedler. The Company is the owner and beneficiary of each of policies.

Certain Relationships and Related Party Transactions

Sam Reiber, the Company’s Vice President and General Counsel and a director of the Company, is also a partner with the law firm Linsky & Reiber in Tampa, Florida. Linsky & Reiber has received approximately $17,967 in compensation during the past fiscal year for services performed for the Company and holds 6,100 shares of the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC, the American Stock Exchange and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, all Section 16(a) filing requirements applicable to such persons were complied with.

PROPOSAL 2: APPROVAL TO AMEND

THE COMPANY’S AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

The Company established the Amended and Restated Employee Stock Option Plan (the “1999 Plan”) to encourage stock ownership in the Company by officers and other employees, thus giving them a proprietary interest in the Company’s performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company. Following last year’s annual meeting, the Company amended and restated the 1999 Plan to increase the number of shares available to be issued upon exercise of options granted under the 1999 Plan from 500,000 to 685,000.

The board of directors and its compensation committee, the latter of which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and employee compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and employees with the interests of the stockholders.

As a business development company, we are permitted to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock so long as the number of shares of the Company’s common stock issuable upon such subscription, conversion or purchase does not exceed 25% of the Company’s total shares outstanding. Currently, the 1999 Plan provides for the issuance of options to purchase a maximum of 685,000 shares of common stock, which represents approximately 9.30% of the 7,347,668 shares of common stock that were outstanding as of April 12, 2005. The 1999 Plan was last approved by stockholders in 2004 and at that time the 685,000 shares available in the 1999 Plan, when combined with any outstanding warrants or rights to purchase or subscribe for shares of the Company’s common stock, represented approximately 10.11% of the shares outstanding. The percentage of shares available under the 1999 Plan has been diluted by the additional shares that have been issued by the Company to support its operations and growth over the past year.

The board of directors and its compensation committee are submitting to the stockholders for approval, an amendment to the existing 1999 Plan to increase the number of shares of common stock authorized for issuance under the 1999 Plan by 700,000 shares. The new options, when combined with the current outstanding but unexercised options under the 1999 Plan and 2000 Non Qualified Stock Option Plan, and any outstanding warrants or rights to purchase or subscribe for shares of the Company’s common stock, would represent approximately 25% of the outstanding common stock of the Company. The compensation committee and board of directors believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees through the use of stock incentives.

Description of the Plan

The following is a brief description of the material features of the 1999 Plan. Such description is qualified in its entirety by reference to the full text of the 1999 Plan, which is attached to this Proxy Statement as Exhibit A.

Purpose. The purpose of the 1999 Plan is to advance the interests of the Company by providing officers and employees of the Company who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.

Authorization. Under the existing 1999 Plan, options may be granted from time to time on up to 685,000 shares. As of April 12, 2005, the Company had granted 591,517 options (net of any cancellations and expirations), of which 273,000 have been exercised, and 93,483 options remain available for grant. The board of directors and its compensation committee proposes to amend the existing 1999 Plan to increase the number of shares authorized for issuance by 700,000 shares. The maximum number of shares that may be issued through the exercise of options granted under the 1999 Plan, as proposed to be amended, would be 1,385,000.

Administration. The 1999 Plan is administered by the Company’s compensation committee which is comprised of members of the Company’s board of directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and (b) be an “outside director” as the term is defined under Section 162(m) of the Internal Revenue Service Code.

The compensation committee interprets the 1999 Plan and, to the extent and in the manner contemplated in the 1999 Plan, exercises the discretion reserved to it in the 1999 Plan. The decision of the compensation committee on any interpretation of the 1999 Plan or administration thereof shall be final and binding with respect to the Company, any participant or any person claiming to have rights as, or on behalf of, any participant.

Terms of options. The compensation committee’s principal objective in awarding stock options to the eligible officers or employees of the Company is to align each participant’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such participant’s compensation with the performance of the Company’s stock and the value delivered to stockholders. Stock options are granted under the 1999 Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. The compensation committee determines the amount and features of the stock options, if any, to be awarded to participants. The compensation committee evaluates a number of criteria, including the past service of each such participant to the Company, the present and potential contributions of such participant to the success of the Company, and such other factors as the compensation committee shall deem relevant in connection with accomplishing the purposes of the 1999 Plan, including the participant’s current stock holdings, years of service, position with the Company, and other factors. The compensation committee does not apply a formula assigning specific weights to any of these factors when making its determination. The compensation committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer or other employee under consideration. Pursuant to the Investment Company Act of 1940, options may not be repriced for any participant.

Participants — officers and employees. The compensation committee determines and designates those officers and employees of the Company who are eligible to participate in the 1999 Plan. The compensation committee also determines the number of options to be awarded to each participant. In making these determinations, the compensation committee takes into account the past service of the participant and potential contributions to the success of the Company, and such other factors as the compensation committee deems relevant to accomplish the purposes of the 1999 Plan.

As of the date of this Proxy Statement, approximately 16 persons were eligible to participate in the 1999 Plan. Options are not transferable other than by the laws of descent and distribution or with the permission of the compensation committee, which may allow options to be transferred to family members, or entities established for the benefit of family members, for estate planning purposes.

Exercise of options. Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Internal Revenue Code) and that are granted to any holder of 10% or more of the Company’s outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value at the time of grant. The day on which the Company approves the granting of an option or the date specified in the 1999 Plan is considered the date on which the option is granted. For purposes of the 1999 Plan, the fair market value of a share of the Company’s common stock is the average of the high and low sales price of a share of the Company’s common stock on the American Stock Exchange on the date of the grant of the option.

Options may contain such other terms and conditions as the compensation committee deems advisable, including, but not limited to, being subject to vesting schedules. Options granted to different participants or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the participant, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Internal Revenue Code) and the option is awarded to a holder of 10% or more of the Company’s outstanding shares.

Effect of change in shares subject to the amended plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to an option and the option prices shall be appropriately adjusted by the compensation committee.

Change of control. In the event of a change of control, all outstanding options will become fully vested and exercisable as of the change of control. A “change of control” is defined in the 1999 Plan to include a variety of events, including significant changes in our stock ownership, a merger and consolidation of the Company, and the sale or disposition of all or substantially all of the Company’s assets.

Amendment and termination. The board of directors may amend or terminate the 1999 Plan at any time. While the board of directors may seek stockholder approval of an action modifying a provision of the 1999 Plan when deemed advisable, the board of directors may make certain modifications without stockholder approval (except with respect to the number of options authorized for issuance under the 1999 Plan). The 1999 Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options or by action of the board of directors, whichever shall first occur.

Resale of shares acquired pursuant to options. Participants purchasing shares pursuant to options may resell the shares through brokers or dealers at prevailing market prices. Any sales by participants who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

Accounting. Option grants made to officers and other employees under the 1999 Plan having a fixed exercise price that is at least equal to the fair market value of the underlying stock on the date of grant and giving the holder a right to purchase a fixed number of shares will not result under current accounting rules to any direct charge to our reported earnings. However, the fair market value of those awards is required to be disclosed in the notes to our financial statements, and we must also disclose in our financial statement notes the pro forma impact those awards would have upon our reported earnings and earnings per share if the fair value of those awards at the time of grant were treated as a compensation expense over the life of the option.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (SFAS No. 123R), which addresses all forms of share-based payment awards, including all shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R will eliminate the use of current accounting rules and will require the Company to recognize as compensation expense, in its financial statements, the grant date fair value of all share-based payment awards over the service period. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005, which is the Company’s third quarter for 2005. The Company is currently evaluating the impact of SFAS No. 123R on its reported earnings and earnings per share.

Federal tax consequences of the option plan. The following is a summary of certain federal income tax consequences of transactions under the 1999 Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.

Incentive stock options. In general, no income will be recognized by a participant and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the 1999 Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is sold more than two years after the date of grant of the option and more than one year after the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Internal Revenue Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.”

In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes. Note that the tax treatment generally applies only to the extent that the participant is an employee of the Company at the time of the grant of the option and at all times during the period ending three months before the date of exercise.

Non-qualified stock options. The grant of a non-qualified stock option under the 1999 Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE AMENDED AND

RESTATED EMPLOYEE OPTION PLAN.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004, with respect to compensation plans under which the Company’s equity securities are authorized for issuance. The table does not include information regarding the proposed amendment to the 1999 Plan, which is subject to stockholder approval at this Meeting.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	574,017	$9.93	193,483

Equity compensation plans not approved by security holders	—	—	—

Total	574,017		193,483

PROPOSAL 3: APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION TO

EFFECT UP TO A THREE-FOR-ONE STOCK SPLIT OF THE COMMON STOCK OF THE

COMPANY

The Company is requesting that stockholders give the Company’s board of directors the authority, for a period of 12 months from the date of the Meeting, to amend the Company’s Certificate of Incorporation in order to effect up to a three-for-one stock split of the Company’s common stock (the “Stock Split”). If approved by the stockholders of the Company, the Stock Split will only become effective if and when the Company’s board of directors determines to implement the Stock Split, which it will only do if it believes it to be in the best interest of the Company and its stockholders.

If the Company’s board of directors determines that it is in the best interests of the Company and its stockholders to effect the Stock Split, it will issue a press release and file a Form 8-K with the SEC detailing the specific terms of the Stock Split. The Stock Split would be accomplished by filing an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”). A copy of the form of amendment to the Company’s Certificate of

Incorporation is attached to this Proxy Statement as Exhibit B. Each share of the Company’s common stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will be automatically reclassified and subdivided into up to three shares of common stock of the Company (the “New Common Stock”). Each stock certificate representing Old Common Stock will automatically represent the whole number of New Common Stock without presenting the certificate for exchange. However, upon surrender of stock certificate(s) representing Old Common Stock, a new certificate representing the shares of New Common Stock into which the Old Common Stock has been reclassified will be issued.

In connection with the Stock Split, the $0.01 par value of the Company’s common stock will not change. As a result, if the Company’s board of directors determines to implement the Stock Split, an amount equal to the par value of shares issued in the Stock Split will be transferred from the Company’s additional paid-in-capital account to its common stock account.

The board of directors believes that the Stock Split will result in a market price for the stock that should be more attractive to a broader spectrum of investors and, therefore, should benefit both the Company and its stockholders through greater liquidity in the market. Proportionate voting rights and other rights of stockholders would not be altered by the Stock Split.

If the Stock Split is approved by stockholders at the Annual Meeting, the board of directors will have the authority to effect up to a three-for-one stock split for a period of 12 months from the date of stockholder approval. The board of directors will make the determination whether to effect a stock split based on prevailing market conditions, on the likely effect on the market price of the common stock and on other relevant factors.

The board of directors has proposed the Stock Split because it believes that the Stock Split may be in the best long-term and short-term interests of the Company and its stockholders. Because the Stock Split requires an amendment to the Company’s Certificate of Incorporation, it must be approved by the Company’s stockholders. The increase in the number of outstanding shares of common stock and the lower market price per share expected to result if the Stock Split were implemented is intended to broaden the market for, and improve the marketability and liquidity of the common stock and to increase the number of stockholders of the Company. Although the impact on the market price of shares of common stock cannot be predicted with certainty, the board of directors expects a reduction in share price that is inversely proportional to the increase in the number of outstanding shares of the common stock. You should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares may be higher after the Stock Split on the same relative interest in the Company because that interest would be represented by a greater number of shares.

The Company believes that under current U.S. federal income tax laws, the receipt of additional shares of common stock in connection with the Stock Split should not constitute taxable gain or income to the stockholders, the cost or other tax basis to a shareholder of each old share held immediately prior to the split will be divided equally between the corresponding shares held immediately after the split, and the holding period for each of the shares generally will include the period for which the corresponding old share was held. The laws of states (and their political subdivisions) and jurisdictions other than the United States may impose taxes on the receipt by a stockholder of additional shares of common stock resulting from the split. Stockholders are urged to consult their tax advisors.

The Stock Split will be approved if a majority of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting are voted “FOR” the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal. If this proposal is approved, the Company will not solicit further authorization to effect the Stock Split for a period of 12 months from the date of the approval of this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF

INCORPORATION IN ORDER TO EFFECT UP TO A THREE-FOR-ONE STOCK SPLIT.

PROPOSAL 4: APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION

TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company is requesting that stockholders give the Company’s board of directors the authority, for a period of 12 months from the date of the Meeting, to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 19 million shares to 30 million shares. A copy of the form of amendment to the Company’s Certificate of Incorporation is attached to this Proxy Statement as Exhibit C. The additional shares will permit the Company to implement the Stock Split described in Proposal 3 above and will further provide the Company with the flexibility of having additional authorized shares available for other corporate purposes. If this proposal is approved by stockholders, the proposed amendment will only become effective if and when the Company’s board of directors determines to implement the Stock Split described in Proposal 3 above.

The proposed amendment would increase the number of shares of common stock the Company is authorized to issue from 19 million shares to 30 million shares (the Company is currently authorized to issue 1 million shares of preferred stock, and the proposed amendment will not affect this authorization). The additional 21 million shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. At April 12, 2005, 7,347,668 shares of the Company’s common stock were outstanding.

The board of directors believes it is desirable to increase the number of shares of common stock the Company is authorized to issue in order to accomplish the Stock Split that is under consideration by the board of directors and to provide the Company with adequate flexibility in the future. Except for the Stock Split under consideration, the Company has no present commitments or agreements to issue additional shares of common stock, other than shares currently reserved for issuance under the Company’s stock option plans.

The holders of common stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of shareholders.

This proposal will be approved if a majority of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting are voted “FOR” the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal. If this proposal is approved, the proposed amendment will only become effective if and when the Company’s board of directors determines to implement the Stock Split described in Proposal 4 above.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF

INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 19 MILLION SHARES TO 30 MILLION SHARES.

PROPOSAL 5: RATIFICATION OF

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee and the disinterested members of the board of directors have selected Pender Newkirk & Company as the independent public accountants for the Company for the year ending December 31, 2005. If the stockholders ratify the selection of Pender Newkirk & Company as the Company’s independent public accountants, Pender Newkirk & Company also will be the independent public accountants for all subsidiaries of the Company.

Pender Newkirk & Company has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Pender Newkirk & Company will be present, will have the opportunity to make a statement if he or she so desires, and will be available to answer questions at the Meeting.

On September 5, 2003, Ernst & Young LLP resigned as the Company’s independent certified public accountants effective immediately. On September 16, 2003, the Company engaged Pender Newkirk & Company to serve as its independent public accountants for the fiscal year ending December 31, 2003. The decision to engage Pender Newkirk & Company was approved by the Company’s Audit Committee and all of the members of the Company’s board of directors who are not “interested persons” of the Company as defined in the Investment Company Act of 1940.

In connection with its audits for the fiscal years ended December 31, 2002 and December 31, 2001 and through September 5, 2003, (1) there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not solved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their report on the financial statements for the fiscal years ended December 31, 2002 and December 31, 2001; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of Ernst & Young LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The Company had not consulted with Pender Newkirk & Company during the two years prior to their engagement by the Company and through September 16, 2003 on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion Pender Newkirk & Company might issue on the Company’s financial statements.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Pender Newkirk & Company as the independent public accountants of the Company.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS

VOTE TO RATIFY THE SELECTION OF PENDER NEWKIRK & COMPANY AS

INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

The following are aggregate fees billed to the Company by Pender Newkirk & Company in 2004 and by Pender Newkirk & Company and Ernst & Young LLP in 2003:

	Fiscal Year Ended December 31, 2004	Fiscal Year ended December 31, 2003
Audit Fees	$137,599	$202,669
Audit-Related Fees	6,429	109,750
Tax Fees	9,537	17,000
All Other Fees	—	—

Total Fees	$153,565	$329,419

(a)	$25,000 of the audit fees, $2,369 of the audit-related fees and $0 of the tax fees billed in 2003 were attributable to services performed by Pender Newkirk & Company.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by independent auditors in connection with statutory and regulatory findings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. All other fees consist of fees for products and services other than the services reported.

Report of the Audit Committee

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In accordance with its charter, the audit committee’s policy is to expressly pre-approve all audit and permissible non-audit services provided by the Company’s independent public accountants before the independent public accountants are engaged by the Company to provide any such services. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The audit committee limits the engagement by the Company of Pender Newkirk & Company for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. During the year ended December 31, 2004, all services provided by Pender Newkirk & Company were pre-approved by the audit committee in accordance with this policy.

The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors’ independence.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The audit committee and the board of directors have also recommended, subject to shareholder approval, the selection of Pender Newkirk & Company as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Audit Committee
John Micek III, Chairman
Stuart Brooks
Kwabena Gyimah-Brempong

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

2006 ANNUAL MEETING OF STOCKHOLDERS

The Company expects that the 2006 Annual Meeting of Stockholders will be held in May 2006, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Plant City, Florida, and the Company must receive the proposal no later than January     , 2006 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

The Company’s stockholders are advised that currently there is no deadline for providing the Company timely notice of any stockholder proposal to be submitted at the Company’s 2006 Annual Meeting of Stockholders. However, Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for the Company’s 2006 Annual Meeting of Stockholders, if stockholders do not submit written notice to the Company’s Corporate Secretary on or before                     , 2006, the Company may exercise discretionary voting authority under the proxies it solicits in accordance with its best judgment on any stockholder proposal presented at such meeting.

You are cordially invited to attend the Meeting of Stockholders in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Carole R. Wright
Corporate Secretary

Plant City, Florida

April     , 2005

Exhibit A

UTEK CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

UTEK CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

1.	Purpose of Plan

The purpose of this Plan is to enable UTEK CORPORATION (the “Company”) and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.	Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the United States Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Committee described in Section 9 hereof.

(d) Intentionally omitted.

(e) “Employee” means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

(f) “Fair Market Value” means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Small Cap Market), the average of the high and low sales price of a Share on such exchange or quotation system on the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average of the high and low sales price on the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share.

(g) “Incentive Stock Option” means an option granted under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(h) “Option” means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

(i) “Optionee” means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

(j) “Plan” means the Company’s Employee Stock Option Plan.

(k) “Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

(l) “Share” means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefore pursuant to Section 6 hereof.

(m) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Section 424(f) of the Code.

3.	Limits on Options

(a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 1,385,000 Shares (which includes all Shares with respect to which Options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan), subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

(b) No Incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

(c) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other

“incentive stock options” into account in the order in which such Incentive Stock Options and any such other “incentive stock options” were granted.

(d) No Optionee shall, in any calendar year, be granted Options to purchase more than 100,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

4.	Granting of Options

The Committee is authorized to grant Options to selected Employees pursuant to the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as “incentive stock options” under Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5.	Terms of Stock Options

Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

(a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of the Shares subject to such Option.

(b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee’s spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 5.

(d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee’s permitted assignee in the case of Options that do not constitute Incentive Stock Options) and only prior to the end of one (1) month after the termination of the Optionee’s employment with the Company or a Subsidiary, other than by reason of the Optionee’s death, permanent disability or retirement with the consent of the Company or a Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this Section 5. If the Optionee’s employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board, substantially impairs the Optionee’s ability to perform his or her duties to the Company.

(e) If an Optionee: (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee’s retirement, provided that the Company or such Subsidiary has consented in writing to such Optionee’s retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or Optionee’s permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee’s death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

(f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

(g) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option agreements covering Options need not contain similar provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

(h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6.	Effect of Changes in Capitalization

(a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected, in each case without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

(b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

(c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding

Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

(d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

(e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

7.	Delivery and Payment for Shares; Replacement Options

(a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

(b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable withholding taxes shall be made, as determined by the Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee’s broker upon receipt of the option price in cash from the broker.

(c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

8.	No Continuation of Employment and Disclaimer of Rights

No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director or in the employ of either the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until and to the extent all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

9.	Administration

(a) Subject to the provisions of subsection (b) of this Section 9, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for its administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a “non-employee director” as defined in Rule 16b-3 and as an “outside director” as defined in Section 162(m) of the Code and regulations thereunder. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company’s shareholders.

(b) Notwithstanding any provision of the Plan to the contrary, any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any option agreement entered into hereunder may be made by the Board (excluding any Optionee whose Options or the grant to whom is at issue) and shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company’s shareholders.

(c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10.	No Obligation to Reserve or Retain Shares

The Board adopted a resolution initially reserving authorized but unissued Shares for the Plan. The Company will be under no further obligation to reserve, or to retain in its treasury, any particular number of Shares in connection with its obligations hereunder.

11.	Amendment of Plan

The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

12.	Termination of Plan

This Plan shall terminate when all Shares reserved for issuance hereunder have been issued upon the exercise of Options, or by action of the Board pursuant to this paragraph, whichever shall first occur.

13.	Effective Date

The Plan shall become effective upon the latest to occur of (1) adoption by the Board and (2) approval of this Plan by the shareholders of the Company. The Plan initially became effective on July 12, 1999 and was amended and restated on June 25, 2004. Shareholders will be asked to approve the Plan, as further amended and restated, at the Company’s Annual Meeting of Stockholders on May 18, 2005.

Exhibit B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

UTEK CORPORATION

UTEK Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Corporation’s Certificate of Incorporation is hereby amended by deleting Article 4 thereof in its entirety and replacing the following in lieu thereof:

The total authorized stock of this corporation shall consist of              shares of common stock having a par value of $.01 per share (the “Common Stock’) and 1,000,000 shares of preferred stock having a par value of $.01 per share the (the “Preferred Stock”). Each share of Common Stock shall entitle the holder to (1) one vote on all matters submitted to a vote of the shareholders, (ii) to receive dividends when and if declared by the Board of Directors from funds legally available therefore according to the number of shares held, and (iii) upon liquidation, dissolution or winding up of the Corporation, to share ratably in any assets available for distribution to shareholders and payment of all obligations of the Corporation and after provision has been made with respect to each class of stock, if any, having preference over the Common Stock. The, shares of Preferred Stock may be issued in one or more series, and each series shall be so designated to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolution, before the issuance of any shares of a particular series, the number and any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by Delaware General Corporation Law in respect of any series of Preferred Stock of the corporation.

Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Corporation’s common stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and subdivided into              shares of Common Stock, par value $             per share, of the Corporation (the “New Common Stock”).

Each stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of whole shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by             ; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified

SECOND: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 13, 1999.

THIRD: The foregoing amendment has been duly adopted by the Board of Directors and stockholders in accordance with the provisions of Sections 228 and 242 of the DGCL.

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IN WITNESS WHEREOF, UTEK Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer this      day of                     , 20    .

Clifford M. Gross, Ph.D. Chairman and Chief Executive Officer

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Exhibit C

FORM OF CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

UTEK CORPORATION

UTEK Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Corporation’s Certificate of Incorporation is hereby amended by deleting Article 4 thereof in its entirety and replacing the following in lieu thereof:

The total authorized stock of this corporation shall consist of 30,000,000 shares of common stock having a par value of $0.01 per share (the “Common Stock’) and 1,000,000 shares of preferred stock having a par value of $0.01 per share the (the “Preferred Stock”). Each share of Common Stock shall entitle the holder to (1) one vote on all matters submitted to a vote of the shareholders, (ii) to receive dividends when and if declared by the Board of Directors from funds legally available therefore according to the number of shares held, and (iii) upon liquidation, dissolution or winding up of the Corporation, to share ratably in any assets available for distribution to shareholders and payment of all obligations of the Corporation and after provision has been made with respect to each class of stock, if any, having preference over the Common Stock. The, shares of Preferred Stock may be issued in one or more series, and each series shall be so designated to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolution, before the issuance of any shares of a particular series, the number and any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by Delaware General Corporation Law in respect of any series of Preferred Stock of the corporation.

SECOND: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 13, 1999.

THIRD: The foregoing amendment has been duly adopted by the Board of Directors and stockholders in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, UTEK Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer this              day of     , 20        .

Clifford M. Gross, Ph.D. Chairman and Chief Executive Officer

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UTEK CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clifford M. Gross and Sam Reiber, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at                      on                     , 2005 at 9:00 a.m., local time, and at all adjournments thereof, as indicated on this proxy.

1. FOR ☐	WITHHELD ALL ☐	FOR ALL EXCEPT NOMINEES CROSSED OUT ☐

To elect:

Clifford M. Gross

Sam Reiber

Stuart M. Brooks

Kwabena Gyimah-Brempong

Holly Callen Hamilton

Arthur Chapnik

John Micek III

Keith A. Witter

to serve as directors (except as marked to the contrary) for the Company for a one year term expiring in 2006 or until their successors are elected and qualified.

INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list above.

2. FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve the amendment to the Company’s Amended and Restated Stock Option Plan

3. FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve an amendment to the Company’s Certificate of Incorporation in order to effect up to a three-for-one stock split.

4. FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 19 million shares to 30 million shares.

5. FOR ☐	AGAINST ☐	ABSTAIN ☐

To ratify the selection of Pender Newkirk & Company as the Company’s independent accountants.

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown

hereon and date your proxy in the blank

provided. For joint accounts, each joint

owner should sign. When signing as attorney,

executor, administrator, trustee or

guardian, please give your full title as

such. If the signer is a corporation or

partnership, please sign in full corporate

or partnership name by a duly authorized

officer or partner.